                                                             Exhibit 24(b)(6)(b)

                      AMENDMENT TO UNDERWRITING AGREEMENT

     This Agreement, dated as of the 13th day of December, 1994, made by and between Matthews International Funds, a Delaware Business Trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware, Matthews International Capital Management, Inc. (the "Adviser"), an investment adviser registered under the Investment Advisory Act of 1940, as amended, and Fund/Plan Broker Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:
     WHEREAS, the Trust and Fund/Plan have entered into an agreement dated August 12, 1994 wherein Fund/Plan agreed to act as underwriter to the Trust (Underwriting Agreement); and

     WHEREAS, the Parties wish to amend the Underwriting Agreement to include under its terms one additional separate series of shares identified as:
Matthews Korea Fund;

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree to amend Schedule "A" to the Underwriting Agreement in the form attached hereto as Schedule "A".

     This Agreement shall take effect upon the date which the amendment to the registration statement of the Trust registering Matthews Korea Fund becomes effective.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with Schedule "A", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

Matthews International Capital Management       Fund/Plan Broker Services, Inc.

/s/ G. Paul Matthews                                    /s/ Joseph M. O'Donnell
---------------------------------             ---------------------------------
By:  G. Paul Matthews, President             By:  Joseph M. O'Donnell, Director
                                                         Vice-President


Matthews International Funds

/s/ John Dracott
---------------------------------
By:  John Dracott, Vice President & Secretary


 Amendment to Underwriting Agreement between Matthews International Funds and
                           Fund/Plan Services, Inc.
================================================================================
Dated: September   , 1994

                                                                    SCHEDULE "A"
                                                                    ============
                                                 AS AMENDED ON NOVEMBER 28, 1994
                                                 ===============================



                            IDENTIFICATION OF SERIES


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of this Agreement:

                          MATTHEWS INTERNATIONAL FUNDS

                          Matthews Pacific Tiger Fund
                   Matthews Asian Convertible Securities Fund
                              Matthews Korea Fund

This Schedule "A" may be amended from time to time by agreement of the Parties.


 Amendment to Underwriting Agreement between Matthews International Funds and
                           Fund/Plan Services, Inc.
================================================================================
Dated: September  , 1994